UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TRIZEC PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(1)	Amount Previously Paid:

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NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

233 South Wacker Drive, Suite 4600 Chicago, Illinois 60606	(312) 466-3000 tel (312) 466-0185 fax www.trz.com

April          , 2004

Dear Stockholder:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Trizec Properties, Inc. to be held at 233 South Wacker Drive, Chicago, Illinois, on Thursday, May 20, 2004, at 10:00 a.m., local time. The meeting will be held on the 33rd floor.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we also will briefly report on the operations of Trizec during the past year and our plans for the future. Directors and officers of Trizec, as well as representatives from our independent accountants, PricewaterhouseCoopers LLP, will be present to respond to appropriate questions from stockholders.

     Please mark, date, sign and return your proxy card in the enclosed envelope at your earliest convenience. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

Sincerely,

Timothy H. Callahan President, Chief Executive Officer and Director

TRIZEC PROPERTIES, INC.
233 South Wacker Drive
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2004

     NOTICE HEREBY IS GIVEN that the 2004 Annual Meeting of Stockholders of Trizec Properties, Inc. (“Trizec”) will be held at 233 South Wacker Drive, 33rd Floor, Chicago, Illinois, on Thursday, May 20, 2004, at 10:00 a.m., local time, for the purposes of considering and voting upon:

1.	A proposal to elect ten directors to serve until the 2005 Annual Meeting of Stockholders;

2.	A proposal to ratify the re-appointment of PricewaterhouseCoopers LLP as independent accountants of Trizec for the fiscal year ending December 31, 2004;

3.	A proposal to approve amendments to our certificate of incorporation to (a) authorize the future issuance of up to 50,000,000 shares of preferred stock; and (b) eliminate the Series B convertible preferred stock and the Class C convertible preferred stock from our capital structure; and

4.	Such other business as properly may come before the Annual Meeting or any adjournments thereof. The board of directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 25, 2004 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors.

Peter Munk Chairman of the Board

Chicago, Illinois April , 2004

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

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TRIZEC PROPERTIES, INC.
233 South Wacker Drive
Chicago, Illinois 60606

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2004

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

     We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors to be voted at the 2004 Annual Meeting of Stockholders and at any adjournments thereof. The Annual Meeting will be held at 233 South Wacker Drive, 33rd Floor, Chicago, Illinois, on Thursday, May 20, 2004, at 10:00 a.m., local time. When used in this proxy statement, the terms “we”, “us”, “our”, “Trizec” and “the Company” refer to Trizec Properties, Inc.

     SEC rules require us to provide our Annual Report to stockholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (not including documents incorporated by reference) are available to any stockholder without charge upon written request to Trizec Properties, Inc. to the attention of Dennis Fabro, Senior Vice President, Investor Relations, 233 South Wacker Drive, Chicago, Illinois, 60606. You may also obtain copies of our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or at our website, www.trz.com.

     The approximate date on which this proxy statement and form of proxy card are first being sent or given to stockholders is April ___, 2004.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote

     The securities that can be voted at the Annual Meeting consist of our common stock, $.01 par value per share, with each share entitling its owner to one vote on each matter submitted to the stockholders. You are entitled to vote your shares of our common stock if our stockholder records show that you held your common stock as of the close of business on March 25, 2004, which is the record date for determining the holders of common stock who are entitled to receive notice of and to vote at the Annual Meeting. On March 25, 2004, 151,753,196 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.

     In addition, shares of our special voting stock, $.01 par value per share, are entitled to vote at the meeting on the election of directors. The special voting stock was issued to the Hungarian subsidiary of Trizec Canada Inc. in connection with our corporate reorganization in May 2002. (See “Certain Relationships and Related Transactions” below for a description of the corporate reorganization.) The special voting stock entitles its holder to a number of votes in the election of directors such that when the number of votes is added to the aggregate number of votes that Trizec Canada and its subsidiaries otherwise may cast in the election of directors, the sum constitutes a majority of the votes that may be cast. On March 25, 2004, there were 100 shares of special voting stock outstanding, all of which were held by Trizec Canada’s Hungarian subsidiary.

Quorum and Vote Required

     The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes “for” or “against” and abstentions (including instructions to withhold authority to vote).

     In voting with regard to the proposal to elect directors (Proposal 1), you may vote in favor of all nominees, withhold your vote as to all nominees or vote in favor of, or withhold your vote as to, specific nominees. The vote required to approve Proposal 1, as governed by Delaware law, is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

     In connection with the corporate reorganization, we issued 100 shares of special voting stock to Trizec Canada’s Hungarian subsidiary, which may impact voting for the election of directors. Pursuant to a formula, this special voting stock in the aggregate entitles Trizec Canada’s Hungarian subsidiary to a number of votes that, when combined with votes of shares of our common stock held by Trizec Canada or its other subsidiaries, represents a majority of the votes in elections of our board of directors. As a result of the special voting right, provided that Trizec Canada holds at least 5% of our common stock, Trizec Canada and its majority stockholder will have voting control over the election of our directors. The special voting stock does not entitle its holder to voting rights with respect to any other matters, except as otherwise required by Delaware corporate law. This special voting right will expire on January 1, 2008.

     In voting with regard to the proposal to ratify the Audit Committee’s re-appointment of independent accountants (Proposal 2), you may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve the proposal, as governed by Delaware law, is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore will have the same legal effect as voting against the proposal.

     In voting with regard to the proposal to approve amendments to our certificate of incorporation to: (1) authorize the future issuance of up to 50,000,000 shares of preferred stock and (2) eliminate the Series B convertible preferred stock and the Class C convertible preferred stock from our capital structure (Proposal 3), you may vote in favor of the proposal or against the proposal or may abstain from voting. The vote required to approve the proposal, as governed by Delaware law, is the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore will have the same legal effect as voting against the proposal.

     Under the rules of the New York Stock Exchange (the “Exchange”) that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the Exchange. These votes by brokerage firms are considered as votes cast in determining the outcome of any discretionary proposal. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a “broker non-vote” on the proposal. “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting, but are not considered as votes cast in determining the outcome of any proposal. We believe that Proposals 1 and 2 are discretionary.

     As of March 25, 2004 (the record date for the Annual Meeting), our directors and executive officers beneficially owned or controlled approximately 60,352,787 shares of our common stock, constituting approximately 39.8% of the outstanding common stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals and, therefore, that the presence of a quorum and the approval of the proposals is reasonably assured.

Voting By Proxy Holders

     You should specify your choices with regard to each of the proposals on the enclosed proxy card. All properly executed proxy cards delivered to us in time to be voted at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the directions noted on the proxy card. In the absence of such instructions, the shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees, “FOR” the ratification of the re-appointment of independent accountants, “FOR” the approval of the amendments to our certificate of incorporation to authorize the future issuance of up to 50,000,000 shares of preferred stock and eliminate the Series B convertible preferred stock and the Class C convertible preferred stock from our capital structure. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as recommended by our board of directors or, if no such recommendation is given, according to their judgment.

How to Revoke Your Proxy

     Any stockholder delivering a proxy has the power to revoke it at any time before it is voted (1) by giving written notice to Dennis Fabro, Senior Vice President, Investor Relations, at 233 South Wacker Drive, Chicago, Illinois, 60606, (2) by executing and delivering to Mr. Fabro a proxy card bearing a later date or (3) by voting in person at the Annual Meeting. Please note, however, that under the rules of the Exchange, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the Exchange, as employed by the beneficial owner’s brokerage firm.

Cost of This Proxy Solicitation

     In addition to soliciting proxies through the mail, we may solicit proxies through our directors, officers and employees in person and by telephone or facsimile. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by Trizec.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the current beneficial ownership of our voting stock by each person, or group of affiliated persons, who beneficially owns more than 5% of our voting stock. The percentage of class for the common stock is based on 151,131,127 shares of our common stock outstanding on February 15, 2004. Beneficial ownership is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. The number of shares beneficially owned is based on the most recent Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to us as of February 15, 2004. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name and Address		Amount and Nature of	Percent
of Beneficial Owner	Title of Class	Beneficial Ownership	of Class
Peter Munk c/o Trizec Canada Inc.	Special Voting Stock Common Stock	100 shares (1) 61,309,682 shares (2)(3)	100.0 40.2	% %
BCE Place, Wellington Tower, Suite 3900
181 Bay Street
Toronto, ON M5J 2T3

Trizec Canada Inc. BCE Place, Wellington Tower, Suite 3900	Special Voting Stock Common Stock	100 shares (1) 60,959,682 shares (2) (4)	100.0 40.1	% %
181 Bay Street
Toronto, ON M5J 2T3

Southeastern Asset Management, Inc.	Common Stock	34,360,936 shares (5)	22.7%
6410 Poplar Avenue, Suite 900
Memphis, TN 38119

(1)	Because Peter Munk’s beneficial ownership of Trizec Canada multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of the 100 shares of our special voting stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.
(2)	Because Peter Munk’s beneficial ownership of Trizec Canada multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of shares of our common stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(3)	Based on information provided by Mr. Munk, as of February 15, 2004, Mr. Munk beneficially owned with shared voting power and shared dispositive power 61,309,682 shares of our common stock that were also beneficially owned by Trizec Canada, which amount included warrants to purchase 1,037,303 shares of our common stock that are currently exercisable. Additionally, as of February 15, 2004, Mr. Munk beneficially owned with sole voting power and sole dispositive power 350,000 shares of our common stock, which amount included warrants to purchase 350,000 shares of our common stock that are currently exercisable.
(4)	Based on information provided by Trizec Canada, as of February 15, 2004, Trizec Canada beneficially owned with shared voting power and shared dispositive power 59,922,379 shares of our common stock and warrants to purchase 1,037,303 shares of our common stock that are currently exercisable.
(5)	Based on Amendment No. 2 to a Schedule 13G filed by Southeastern Asset Management, Inc. on February 10, 2004. As of December 31, 2003, Southeastern Asset Management, Inc. reported the following regarding its ownership of shares of our common stock: (a) sole voting power with respect to 13,792,465 shares; (b) shared voting power with respect to 16,479,900 shares; (c) no voting power with respect to 4,088,571 shares; (d) sole dispositive power with respect to 18,833,136 shares; (e) shared dispositive power with respect to 16,479,900 shares; and (f) no dispositive power with respect to 47,900 shares. In Southeastern Asset Management, Inc.’s amended Schedule 13G, Longleaf Partners Fund reported that it held shared voting power and shared dispositive power with respect to 13,284,900 shares of our common stock, and Longleaf Partners International Fund reported that it held shared voting power and shared dispositive power with respect to 3,195,000 shares of our common stock, which in each case are also beneficially owned by Southeastern Asset Management, Inc.

     The following table sets forth information with respect to the beneficial ownership of our voting stock by each of our directors, each of our executive officers named in the Summary Compensation Table below and all of our directors and executive officers as a group. Beneficial ownership is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Consequently, shares of common stock subject to options or warrants currently exercisable or that become exercisable within 60 days of February 15, 2004 are deemed outstanding for purposes of the number of shares beneficially owned and for purposes of computing the percentage ownership of the person owning those options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name of Director or		Amount and Nature of		Percent
Executive Officer	Title of Class	Beneficial Ownership		of Class
Peter Munk	Special Voting Stock	100 shares	(1)	100.0%
Peter Munk	Common Stock	61,309,682 shares	(2)	40.2%
Timothy H. Callahan	Common Stock	1,204,431 shares	(3)	*
L. Jay Cross	Common Stock	0 shares		*
Brian Mulroney	Common Stock	233,625 shares	(4)	*
James J. O’Connor	Common Stock	4,000 shares		*
Glenn J. Rufrano	Common Stock	45,625 shares	(5)	*
Richard M. Thomson	Common Stock	33,625 shares	(6)	*
Polyvios C. Vintiadis	Common Stock	13,000 shares		*
Stephen R. Volk	Common Stock	3,000 shares		*
Casey R. Wold	Common Stock	1,077,459 shares	(7)	*
Michael J. Escalante	Common Stock	292,608 shares	(8)	*
William R. C. Tresham	Common Stock	336,557 shares	(9)	*
Directors and Executive Officers as a Group (14 individuals)	Common Stock	64,570,178 shares	(10)(2)	41.6%

*	Represents less than one percent.
(1)	Because Peter Munk’s beneficial ownership of Trizec Canada multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of the 100 shares of our special voting stock that are beneficially owned by Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.
(2)	Based on information provided Mr. Munk, as of February 15, 2004, Mr. Munk beneficially owned with shared voting power and shared dispositive power 61,309,682 shares of our common stock that was also beneficially owned by Trizec Canada, which amount included warrants to purchase 1,037,303 shares of our common stock that are currently exercisable. Additionally, as of February 15, 2004, Mr. Munk beneficially owned with sole voting power and sole dispositive power 350,000 shares of our common stock, which amount included warrants to purchase 350,000 shares of our common stock that are currently exercisable. Because Mr. Munk’s beneficial ownership of Trizec Canada multiple voting shares gives him voting control over Trizec Canada, beneficial ownership of shares of our common stock that are beneficially owned by

Trizec Canada, directly or indirectly, is attributable to Mr. Munk pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.
(3)	As of February 15, 2004, included in this number are options exercisable for 1,166,667 shares of our common stock and 34,797 shares held by a trust. This number does not include 201,550 unvested restricted stock rights.
(4)	As of February 15, 2004, this number represents options exercisable for 27,375 shares of our common stock and warrants to purchase 206,250 shares of our common stock that are currently exercisable.
(5)	As of February 15, 2004, included in this number are warrants to purchase 6,250 shares of our common stock that are currently exercisable and options exercisable for 27,375 shares of our common stock, as well as 1,000 shares of common stock held in trust for each of Mr. Rufrano’s son and daughter.
(6)	As of February 15, 2004, this number represents warrants to purchase 6,250 shares of our common stock that are currently exercisable and options exercisable for 27,375 shares of our common stock.
(7)	As of February 15, 2004, included in this number are options exercisable for 875,834 shares of our common stock. This number does not include 104,600 unvested restricted stock rights.
(8)	As of February 15, 2004, this number includes options exercisable for 262,084 shares of our common stock and 15,000 shares of unvested restricted stock. This number does not include 27,050 unvested restricted stock rights.
(9)	As of February 15, 2004, included in this number are options exercisable for 254,850 shares of our common stock and 29,629 shares of unvested restricted stock. This number does not include 57,250 unvested restricted stock rights.
(10)	As of February 15, 2004, the amount of shares beneficially owned by all directors and executive officers as a group includes options exercisable for 4,255,947 shares of our common stock and warrants to purchase 1,606,053 shares of our common stock that are currently exercisable.

Controlling Stockholder

     Peter Munk, our Chairman and the Chairman of Trizec Canada, controls P.M. Capital Inc., which, through its ownership of Trizec Canada’s multiple voting shares, has a majority of the votes in elections of Trizec Canada’s board of directors and on other matters to be voted on by Trizec Canada stockholders. Trizec Canada, indirectly through its subsidiaries, owns approximately 40.1% of our common stock and all of our shares of Class F convertible stock, as well as all of our shares of special voting stock. Trizec Canada’s indirect ownership of our special voting stock, when combined with its indirect ownership of our common stock, provides it with a majority of the votes in elections of members of our board of directors. Mr. Munk’s effective control of Trizec Canada will enable him to elect our entire board of directors. Although our Nominating Committee, which is composed of independent directors, nominates candidates for election to our board, until January 1, 2008, Mr. Munk may exercise his control over us to elect alternate candidates. Additionally, as long as Mr. Munk has this right to elect directors, he also has the power at any time, under Delaware law, to remove one or more directors.

PROPOSAL 1 — ELECTION OF DIRECTORS

     The election of directors may be influenced by special voting stock issued in the May 8, 2002 corporate reorganization. The special voting stock entitles its holder to a number of votes in the election of our directors, such that when that number of votes is added to the aggregate number of votes that Trizec Canada and its subsidiaries otherwise may cast in the election of our directors, the total number constitutes a majority of the votes that may be cast. Holders of our special voting stock are entitled to such votes in the election of our directors only if Trizec Canada and its subsidiaries collectively own at least five percent of our issued and outstanding common stock at the time of the vote. As a result of the special voting right, Trizec Canada and its majority stockholder will have voting control over the election of our directors.

Nominees

     Our board of directors currently consists of ten members, including L. Jay Cross and James J. O’Connor, who were appointed to the Board of Directors on November 5, 2003. The board has nominated Peter Munk, Timothy H. Callahan, L. Jay Cross, Brian Mulroney, James J. O’Connor, Glenn J. Rufrano, Richard M. Thomson, Polyvios C. Vintiadis, Stephen R. Volk and Casey R. Wold for re-election as directors at the 2004 Annual Meeting. Each of the nominees is currently a director of Trizec. If re-elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the 2005 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

     Each of the nominees has consented to serve another term as a director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the board of directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a decrease in the size of the board.

     The board of directors unanimously recommends that the stockholders vote “FOR” the proposal to re-elect Peter Munk, Timothy H. Callahan, L. Jay Cross, Brian Mulroney, James J. O’Connor, Glenn J. Rufrano, Richard M. Thomson, Polyvios C. Vintiadis, Stephen R. Volk and Casey R. Wold as directors for a one-year term expiring at the 2005 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Directors and Executive Officers

     Set forth below is certain information regarding our directors and executive officers.

Name	Age	Title
Peter Munk	76	Chairman of the Board
Timothy H. Callahan	53	President, Chief Executive Officer and Director
L. Jay Cross[1]	51	Director
Brian Mulroney[1]	64	Director
James J. O’Connor[2]	66	Director
Glenn J. Rufrano[1,2]	54	Director
Richard M. Thomson[2]	70	Director
Polyvios C. Vintiadis[2]	68	Director
Stephen R. Volk[1]	68	Director
Casey R. Wold	46	Executive Vice President, Chief Operating Officer, Chief Investment Officer and Director
William R. C. Tresham	48	Executive Vice President, Strategy and Operations
Michael C. Colleran	51	Executive Vice President and Chief Financial Officer
Michael J. Escalante	43	Executive Vice President, Portfolio Management & Capital Transactions
Ted R. Jadwin	55	Senior Vice President, General Counsel and Corporate Secretary

1	Member of the Compensation Committee, Corporate Governance Committee and Nominating Committee.
2	Member of the Audit Committee.

     Peter Munk. Mr. Munk has served as the Chairman of our board of directors since the corporate reorganization. Mr. Munk founded our former parent company, TrizecHahn Corporation, and from 1987 through May 2002, served as the Chairman of its board of directors. Prior to January 1, 2001, Mr. Munk also served as the Chief Executive Officer of TrizecHahn Corporation. Mr. Munk founded and is currently the Chairman of the board of directors of Barrick Gold Corporation, a gold mining company. He was also the Chief Executive Officer of Barrick Gold Corporation from its formation in 1984 until 1998. Mr. Munk has been the President and a director of PM Capital Inc., a private Canadian company, since its formation in 1992. Mr. Munk has also served as the President, Chief Executive Officer and Chairman of the board of directors of Trizec Canada since its incorporation in 2002.

     Timothy H. Callahan. Mr. Callahan has served as our President, Chief Executive Officer and a member of our board of directors since August 2002. From October 1996 through April 2002, Mr. Callahan was Trustee, President and Chief Executive Officer of Equity Office Properties Trust, a real estate investment trust that became publicly traded in July 1997. From August 1996 to October 1997, Mr. Callahan served on the board of managers and was the Chief Executive Officer of Equity Office Holdings, L.L.C., and Equity Office Properties, L.L.C., predecessors to Equity Office Properties Trust. From January 1995 to August 1996, Mr. Callahan was the Executive Vice President and Chief Financial Officer of Equity Group Investments (EGI), a private investment group, where he was responsible for coordinating all financing and capital markets activities affecting EGI, including real estate and corporate. From July 1992 to January 1995, Mr. Callahan served as Senior Vice President of EGI. Prior to joining EGI, Mr. Callahan was Vice President of Finance with The Edward J. DeBartolo Corporation in Youngstown, Ohio from June 1990 to July 1992 and Director of Development — Northeast with DeBartolo from June 1988 to June 1990. Before joining DeBartolo, Mr. Callahan served as Senior Vice President at Chemical

Realty Corporation, a division of Chemical Bank. During his 14 years at Chemical, he was responsible for all real estate lending activities with clients throughout the Midwest and Mid-Atlantic regions before transferring to the investment banking division, where he was responsible for various real estate investment banking activities.

     L. Jay Cross. Mr. Cross has served as a member of our board of directors since November 2003. Mr. Cross serves as the President of New York Jets LLC, the corporate owner of the New York Jets professional football franchise since March 2001. From December 1996 to August 2000, Mr. Cross served as President of Business Operations for the National Basketball Association’s Miami Heat franchise. Between August 1994 and August 1996, Mr. Cross served as the Project Director for the development of the Air Canada Centre, home of Toronto’s NBA and NHL franchises. Mr. Cross held Senior Vice President and Vice President positions with Markborough Properties, Inc. from May 1989 to July 1994. Between October 1985 and April 1989, Mr. Cross served as a General Manager of The Prudential Insurance Company of America in its real estate investment operations.

     Brian Mulroney. Mr. Mulroney has served as a member of our board of directors since the corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation prior to the reorganization. In addition, Mr. Mulroney serves as a member of the board of directors of Barrick Gold Corporation, AOL Latin America, Inc., Cendant Corporation, Archer Daniels Midland Company and Quebecor Inc. (including its subsidiary, Quebecor World Inc.). Mr. Mulroney served as the Prime Minister of Canada from September 1984 to June 1993. In August 1993, Mr. Mulroney joined Ogilvy, Renault, a law firm based in Montreal, Canada, as Senior Partner.

     James J. O’Connor. Mr. O’Connor has served as a member of our board of directors since November 2003. In addition, Mr. O’Connor serves as a member of the board of directors of Corning Incorporated, Smurfit-Stone Container Corporation and United Airlines. Mr. O’Connor joined Commonwealth Edison in 1963. He became President in 1977, a director in 1978 and Chairman and Chief Executive Officer in 1980. In 1994, he was also named Chairman and Chief Executive Officer of Unicom Corporation which then became the parent corporation of Commonwealth Edison. He retired from these positions in March 1998.

     Glenn J. Rufrano. Mr. Rufrano has served as a member of our board of directors since the corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation prior to the reorganization. In addition, Mr. Rufrano serves as a member of the board of directors of New Plan Excel Realty Trust, Inc. and CRIIMI MAE, Inc. Mr. Rufrano joined New Plan Excel Realty Trust, Inc., a real estate investment trust, in February 2000 where he serves as the Chief Executive Officer and as a member of the company’s Investment Committee. From February 2000 to March 2002, Mr. Rufrano also served as President of New Plan Excel Realty Trust, Inc. From 1997 to 2002, Mr. Rufrano concurrently served as a partner, President and Chief Operating Officer at The O’Connor Group, a diversified real estate investment firm, and as Co-Chairman of The Peabody Group, an association between The O’Connor Group and J.P. Morgan & Co., Inc. investing in high-yield international real estate opportunities.

     Richard M. Thomson. Mr. Thomson has served as a member of our board of directors since the corporate reorganization and served as a member of the board of directors of TrizecHahn Corporation prior to the reorganization. Mr. Thomson also serves as a member of the board of directors of Inco Limited, Nexen Inc., Prudential Financial Inc., Stuart Energy Systems Corporation, The Thomson Corporation and The Toronto-Dominion Bank, although he will retire from the boards of the Toronto-Dominion Bank, Inco Limited and Prudential Financial in March, April and June 2004, respectively. Mr. Thomson served as Chief Executive Officer of The Toronto-Dominion Bank from 1977 to 1997 and as Chairman of the bank from 1978 to February 1998. Mr. Thomson retired from The Toronto-Dominion Bank in February 1998.

     Polyvios C. Vintiadis. Mr. Vintiadis has served as a member of our board of directors since the corporate reorganization. In addition, Mr. Vintiadis serves as a member of the board of directors of Morgens, Waterfall, Vintiadis & Co., a financial services firm based in New York. Mr. Vintiadis served as the Chairman, President and Chief Executive Officer of Towermarc Corporation, a full service real estate development company, from 1984 to 2001. In addition, Mr. Vintiadis served as a principal and/or consultant of Morgens, Waterfall, Vintiadis & Co. from 1981 until 1999. Since 1999, Mr. Vintiadis has served as a consultant to Morgens, Waterfall, Vintiadis & Co.

     Stephen R. Volk. Mr. Volk has served as a member of our board of directors since the corporate reorganization. Mr. Volk also currently serves as a member of the board of directors of Consolidated Edison, Inc.

and of Contigroup Companies, Inc. Mr. Volk served as Senior Partner of Shearman & Sterling, an international law firm headquartered in New York, from 1991 to June 2001. Currently, Mr. Volk is Chairman and a member of the Operating Committee and the Executive Board of Credit Suisse First Boston Corporation, an investment bank, based in New York, as well as a member of the Executive Board of Credit Suisse Group.

     Casey R. Wold. Mr. Wold has served as our Chief Operating Officer and a member of our board of directors since August 2002, and as our Executive Vice President and Chief Investment Officer since November 2002. He served as our Executive Vice President and Chief Investment & Corporate Development Officer from February 2002 through August 2002. From February 1995 through May 2002, Mr. Wold served as an Executive Vice President of TrizecHahn Corporation and President of TrizecHahn Office Properties Inc., its wholly-owned subsidiary.

     William R. C. Tresham. Mr. Tresham has served as our Executive Vice President, Strategy and Operations since February 2003. He served as our Executive Vice President, Six Sigma Initiatives from February 2002 to February 2003. Since May 2000, Mr. Tresham has served as an Executive Vice President of our subsidiary, Trizec Holdings, Inc. Mr. Tresham served as a Senior Vice President of TrizecHahn Office Properties Ltd., a subsidiary of TrizecHahn Corporation, from 1995 to May 2000 and as a Vice President from 1995 to 1997.

     Michael C. Colleran. Mr. Colleran has served as our Executive Vice President and Chief Financial Officer since June 2003. From September 2000 to June 2003, Mr. Colleran served as President of the Colleran Company, a real estate investment banking consulting firm. From 1997 to 2000, Mr. Colleran served as Executive Vice President and Chief Financial Officer of The Davis Companies. Between May 1988 and June 1997, Mr. Colleran served as Executive Vice President and Chief Financial Officer of MKDG. Before 1988, Mr. Colleran spent fourteen years with KPMG specializing in the structuring of financial and tax-related transactions for major real estate owners and developers.

     Michael J. Escalante. Mr. Escalante has served as our Executive Vice President, Portfolio Management & Capital Transactions since January 2003. Mr. Escalante served as our Senior Vice President, Capital Allocations & Business Development from February 2002 to January 2003. Mr. Escalante served as Senior Vice President, Capital Allocations/Business Development, of our subsidiary, Trizec Holdings, Inc. from July 2001 to February 2002. Mr. Escalante served as a Senior Vice President/Regional Director, Western Region of our subsidiary, Trizec Holdings, Inc., from March 1997 to June 2001.

     Ted R. Jadwin. Mr. Jadwin has served as our Senior Vice President and General Counsel since February 2003 and as our Corporate Secretary since July 2003. From 1984 to February 2003, Mr. Jadwin was an Equity Member of D’Ancona & Pflaum LLC, a law firm in Chicago, Illinois, and an Equity Partner in its predecessor partnership, D’Ancona & Pflaum.

     There are no family relationships among the directors or the executive officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors conducts its business through meetings of the full board and through committees of the board, consisting of an Audit Committee, a Compensation Committee, a Nominating Committee and a Corporate Governance Committee. During the fiscal year ended December 31, 2003, the board of directors held eight meetings. The Audit Committee held five meetings, the Compensation Committee held eight meetings, the Nominating Committee held five meetings and the Corporate Governance Committee held three meetings. All directors attended at least 75% of the aggregate of meetings of the board of directors and meetings of the committees of which he is a member.

     Our board of directors adopted a policy in February 2004 with regard to directors’ attendance at annual meetings of stockholders. Under the policy, each director is expected to attend annual meetings, except where unusual circumstances arise. Four of our eight directors attended the 2003 Annual Meeting, including our Chairman of the Board.

Director Independence

     Our board of directors has determined that each of our directors, with the exception of Timothy H. Callahan, Casey R. Wold and Peter Munk, is independent. The board assessed director independence in accordance with the applicable listing standards of the New York Stock Exchange and the independence standards set forth in Trizec’s Corporate Governance Principles, which Principles are posted on our website at www.trz.com under the headings “Investors — Corporate Governance.” In making its independence determinations, our board of directors considered all relevant facts and circumstances, not only from the standpoint of the director in his individual capacity, but also from the standpoint of the persons to whom the director is related and organizations with which the director is affiliated.

The Audit Committee

     The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and oversees Trizec’s financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the internal and external auditors; supervises Trizec’s compliance with legal and regulatory requirements; and monitors the ownership and transfer of Trizec’s shares for the purpose of ensuring that we achieve and preserve our status as a “domestically-controlled REIT”. Our board of directors has adopted a charter which sets forth the responsibilities of the Audit Committee. The charter is posted on our website at www.trz.com and a copy of the charter is attached to this proxy statement as Appendix A. The current members of the Audit Committee are Richard M. Thomson (Chair), James J. O’Connor, Glenn J. Rufrano and Polyvios C. Vintiadis, each of whom is independent as defined by the rules of the SEC and the applicable listing standards of the New York Stock Exchange. Our board of directors has determined that Mr. Thomson is an audit committee financial expert as defined by the SEC.

The Compensation Committee

     The Compensation Committee assists the board in administering Trizec’s compensation plans; ensures appropriate compensation and effective incentives for Trizec employees, executive officers, directors, consultants and advisors; reviews compensation of our chief executive officer and the other executive officers; and makes reports and recommendations to the board with respect to such compensation. Our board of directors has adopted a charter which sets forth the responsibilities of the Compensation Committee. The charter is posted on our website at www.trz.com. The current members of the Compensation Committee are L. Jay Cross, Brian Mulroney (Chair), Glenn J. Rufrano and Stephen R. Volk, each of whom is independent as defined by applicable listing standards of the New York Stock Exchange.

The Corporate Governance Committee

     The Corporate Governance Committee develops, implements and monitors our corporate governance principles and our code of business conduct and ethics; monitors and safeguards the Board’s independence; and annually undertakes performance evaluations of the board committees and the full board of directors. Our board of directors has adopted a charter which sets forth the responsibilities of the Corporate Governance Committee. The charter is posted on our website at www.trz.com. The current members of the Corporate Governance Committee are L. Jay Cross, Brian Mulroney, Glenn J. Rufrano and Stephen R. Volk (Chair), each of whom is independent as defined by applicable listing standards of the New York Stock Exchange.

The Nominating Committee

     The Nominating Committee selects qualified nominees to be elected to the board of directors and selects qualified persons to fill any vacancies on the Board. Our board of directors has adopted a charter which sets forth the responsibilities of the Nominating Committee. The charter is posted on our website at www.trz.com. The current members of the Nominating Committee are L. Jay Cross, Brian Mulroney, Glenn J. Rufrano (Chair) and Stephen R. Volk, each of whom is independent as defined by applicable listing standards of the New York Stock Exchange.

     The Nominating Committee will consider stockholders’ nominees for election as directors at our 2005 Annual Meeting of Stockholders if submitted to Trizec not earlier than January ___, 2005 and not later than March ___, 2005. See “Nomination of Directors” and “Stockholder Proposals for 2005 Annual Meeting” below.

Nomination of Directors

     Qualifications of Directors. In considering potential candidates for director, the Nominating Committee considers the entirety of each candidate’s qualifications and credentials. Qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the board of directors. The Nominating Committee believes that, at a minimum, candidates for director must possess the following qualifications:

•	high integrity;

•	an ability to exercise sound judgment;

•	an ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform board of director duties;

•	a reputation, both personal and professional, consistent with the image and reputation of Trizec; and

•	an ability to contribute to the effective management of Trizec.

     In addition to these minimum qualifications, the Nominating Committee also believes that there are other attributes that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular candidate. These factors include:

•	whether the person possesses specific real estate expertise and familiarity with general issues affecting our business;

•	whether the person is financially literate, has accounting or related financial management expertise, or qualifies as an “audit committee financial expert” as such term is defined by the SEC;

•	whether the person would qualify as an “independent” director under the rules of the New York Stock Exchange and the criteria set forth in Trizec’s Corporate Governance Guidelines;

•	the importance of continuity of the existing composition of the board of directors; and

•	the importance of a diversified board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

     Process for Identifying Nominees for Director. The Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating Committee will periodically assess the appropriate size of the board and whether any vacancies on the board are expected. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating Committee members, (b) other members of the board of directors, (c) our management and (d) our stockholders. The Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

     Once director candidates have been identified, the Nominating Committee will then evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Committee deems necessary or appropriate, including those set forth under “Qualifications of Directors,” above. Qualified prospective candidates will be interviewed by the Chairman of the Board, the Chief Executive Officer and at least one member of the Nominating Committee. The full board will be kept informed of progress. Using input from such interviews and other information obtained by the Nominating Committee, the Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek full board approval of the nomination of the candidate or the election of such candidate to fill a vacancy on the board.

     Existing directors who are being considered for re-nomination will be re-evaluated by the Nominating Committee based on each director’s satisfaction of the qualifications set forth above and his or her performance as a director during the preceding year.

     The Nominating Committee has adopted a policy which provides that candidates submitted by stockholders will be evaluated in the same manner as candidates recommended by other sources, provided that the procedures set forth under “Stockholder Nominations,” below, have been followed. The Nominating Committee has not received any nominations from stockholders for the 2004 Annual Meeting.

     In November 2003, two new members were added to our board of directors: L. Jay Cross and James J. O’Connor. Mr. Cross was recommended by one of our non-management directors and Mr. O’Connor was recommended by one of our executive officers.

     Stockholder Nominations. As provided in a policy adopted by the Nominating Committee, the Nominating Committee will consider nominations submitted by stockholders who comply with the timing, informational and other requirements of our Bylaws. Specifically, a stockholder must be a holder of record as of the time notice of a nomination is given and as of the record date for the annual meeting. Such stockholder must be, or his, her, or its representatives must be, present in person at the annual meeting. A stockholder’s notice of nomination is timely if delivered to, or mailed to and received by, Trizec’s Corporate Secretary at the principal executive offices not less than 75 days nor more than 120 days prior to the one year anniversary date of the prior year’s annual meeting (that is, no earlier than January ___, 2005 and no later than March ___, 2005 for candidates for election at the 2005 Annual Meeting). If, however, the annual meeting is scheduled to be held on a date more than 30 days before, or 60 days after, that anniversary date, a stockholder’s notice will be timely if delivered to, or mailed and received by, the Corporate Secretary no later than the close of business on the later of (i) the 75th day prior to the scheduled date of the annual meeting or (ii) the 15th day following the day on which the public announcement of the date of the annual meeting is first made by Trizec.

     A stockholder’s notice of nomination must include:

•	the name, date of birth, business address and residence address of the candidate;

•	the principal occupation or employment of such person;

•	the class and number of shares of Trizec’s capital stock that are beneficially owned by the candidate on the date of the notice; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement.

     The notice must also include any additional information required by our Bylaws or the Nominating Committee’s charter, as amended from time to time, and any additional information requested by the Nominating Committee.

     The stockholder’s notice shall further set forth the following information as to the stockholder giving such notice:

•	the name and address, as they appear on the stock transfer books, of the stockholder and of the beneficial owners of the capital stock registered in such stockholder’s name, as well as the name and address of other stockholders supporting the nominee(s);

•	the series or class and number of shares of Trizec capital stock which are held of record, beneficially owned, or represented by proxy by the stockholder and any other stockholders supporting such nominee on the date of the notice; and

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

     Once we receive the notice, we will deliver a questionnaire to the candidate which requests additional information about the candidate’s independence, qualifications and other information that would assist the Nominating Committee in evaluating the candidate, as well as certain information about the candidate that must be disclosed in the proxy statement, if such candidate is nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating Committee.

Presiding Independent Director

     In December 2003, the board of directors created a new position of Presiding Independent Director. The Presiding Independent Director’s responsibilities include presiding over periodic executive sessions of the non-management directors and independent directors, consulting with the Chairman of the Board with respect to agendas for board meetings, consulting with the board on the selection of Committee chairs and generally acting as an intermediary between management and the non-management directors. The independent directors will, on an annual basis, select the Presiding Independent Director from among the board’s independent directors. The independent directors have designated Polyvios C. Vintiadis to serve as Presiding Independent Director for calendar year 2004.

     Stockholders and other parties interested in communicating with the Presiding Independent Director or with the non-management directors as a group may do so in the manner set forth under “Stockholder Communications with the Board of Directors,” below.

Stockholder Communications with the Board of Directors

     The board of directors has established a process for stockholders to communicate with the board of directors. Any stockholder wishing to communicate with the board of directors, the non-management directors as a group or any individual member of the board may do so by mailing any such communication to the following address: c/o Corporate Secretary, Trizec Properties, Inc., 233 South Wacker Drive, Suite 4600, Chicago, Illinois 60606. Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is intended.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

     Directors who are also our employees receive no additional compensation for serving on our board of directors. During 2003, directors who were not also our employees received an annual fee of $30,000, a fee of $1,000 for each meeting of our board, or any committee thereof, attended by such director, and a fee of $500 for each half day or $1,000 for each full day of ad hoc meetings in which such director participated. In addition, each chair of a committee receives an annual fee of $3,000. Directors are also eligible to participate in our 2002 Long Term Incentive Plan (as amended and restated effective May 29, 2003), referred to herein as the “LTIP”.

     For 2004, the Compensation Committee, based on consultation with a compensation consultant, approved a new director compensation structure for non-employee directors. The annual retainer fee for 2004 has been increased to $55,000, of which $25,000 will be paid in cash and $30,000 is expected to be paid in the form of an equity-based award under our LTIP, with the exception of payments to certain of our directors, who will receive cash due to restrictions in our charter which prohibit “non-qualifying U.S. persons” from holding our shares. For 2004, our non-employee directors will also receive a fee of $1,000 for each board or committee meeting attended, except that Audit Committee members will receive $2,000 for each Audit Committee meeting attended. Committee Chairmen will receive an additional annual fee of $3,000, except for the Audit Committee Chairman, who will receive $7,500. In addition, our Presiding Independent Director will receive an additional annual fee of $3,000.

Executive Compensation

     The following table sets forth the compensation paid or accrued by us during the fiscal year ended December 31, 2003 to, or on behalf of, our chief executive officer and our four most highly compensated executive officers as of December 31, 2003. We collectively refer to the officers in the table below as the named executive officers.

SUMMARY COMPENSATION TABLE

								Long-Term
		Annual Compensation						Compensation Awards
								Restricted		Securities
						Other		Stock		Underlying
Name and Principal						Annual		Awards		Options/SARS	All Other
Position	Year	Salary		Bonus (1)		Compensation (2)		($)		(#) (3)	Compensation (15)

Peter Munk	2003	$500,000	(4)	—		—		—		—	—
Chairman of the	2002	$324,658	(4)	—		—		—		—	—
Board of Directors	2001	$700,000	(4)	$2,800,000	(4)	—		—		—	—
Timothy H. Callahan President, Chief	2003	$1,000,000	(5)	$1,450,000	(6)	—		$273,750	(11)	500,000	$6,400
Executive	2002	$320,385	(5)	$400,000	(6)	—		—		1,000,000	—
Officer and Director	2001	—		—		—		—		—	—
Casey R. Wold Executive Vice President, Chief Operating Officer,	2003	$700,000		$1,000,000	(7)	—		$219,000	(12)	250,000	$6,400
Chief Investment Officer	2002	$650,000		$650,000		—		—		90,000	$3,350
and Director	2001	$650,000		$650,000		—		—		—	$6,400
Michael J. Escalante Executive Vice President,	2003	$324,988		$450,000	(8)	—		$82,125	(13)	130,000	$6,400
Portfolio Management &	2002	$276,008		$420,000		—		—		30,000	$6,400
Capital Transactions	2001	$275,192		$181,500		—		—		—	$6,400
William R. C. Tresham	2003	$300,025		$400,000	(9)	—		$136,875	(14)	130,000	$6,400
Executive Vice President,	2002	$275,000		$300,000		—		—		90,000	$6,400
Strategy and Operations	2001	$275,000		$100,000		$79,350	(10)	—		—	—

(1)	For 2001, the amounts indicated represent bonus payments under the TrizecHahn Corporation annual variable incentive program unless otherwise noted.
(2)	Except as indicated for Mr. Tresham, aggregate amount of perquisites and other personal benefits for each named executive officer does not exceed the lesser of $50,000 and 10% of total annual salary and bonus.
(3)	Amounts shown in this column refer to options.
(4)	For 2003, Trizec Canada and Trizec Properties each agreed to pay 50% of Mr. Munk’s Annual Compensation of $1,000,000. The amount indicated reflects the amount paid by Trizec Properties. Mr. Munk was paid Annual Compensation of $1,000,000 in 2002. Commencing on May 8, 2002, Trizec Canada and Trizec Properties each paid a 50% share of the remaining amount of Mr. Munk’s salary payable in 2002. The amount indicated for 2002 reflects the amount paid by Trizec Properties after May 8, 2002. Prior to May 8, 2002, TrizecHahn Corporation paid Mr. Munk’s salary. TrizecHahn Corporation did not allocate a specific portion of that amount to Trizec Properties. The amount of Annual Compensation (salary and bonus) for 2001 was paid by TrizecHahn Corporation.
(5)	The amount of salary indicated for 2002 reflects the amount paid to Mr. Callahan for the period beginning on August 14, 2002, the date his employment commenced, through year-end.
(6)	Amount shown was paid in the form of 93,550 restricted stock rights, based on a fair market value of $15.50 per share. The restricted stock rights vest in equal increments over three years, beginning on the first anniversary of the date of grant, and are settled in shares of common stock, on a one-for-one basis, at the time of vesting.
(7)	Amount shown reflects $499,350 paid in cash and $500,650 paid in the form of 32,300 restricted stock rights, based on a fair market value of $15.50 per share. The restricted stock rights vest in equal increments over three years, beginning on the first anniversary of the date of grant, and are settled in shares of common stock, on a one-for-one basis, at the time of vesting.
(8)	Amount shown reflects $337,625 paid in cash and $112,375 paid in the form of 7,250 restricted stock rights, based on a fair market value of $15.50 per share. The restricted stock rights vest in equal increments over three years, beginning on the first anniversary of the date of grant, and are settled in shares of common stock, on a one-for-one basis, at the time of vesting.

(9)	Amount shown reflects $300,025 paid in cash and $99,975 paid in the form of 6,450 restricted stock rights, based on a fair market value of $15.50 per share. The restricted stock rights vest in equal increments over three years, beginning on the first anniversary of the date of grant, and are settled in shares of common stock, on a one-for-one basis, at the time of vesting.
(10)	Amount shown reflects payments made to Mr. Tresham in connection with his relocation.
(11)	Amount shown reflects the value on the date of grant of 25,000 shares of restricted stock, at a per share value of $10.95, granted on June 23, 2003. The shares vest in equal annual increments over five years, beginning on the first anniversary of the grant date. The shares received dividends and had voting rights. On December 23, 2003, Mr. Callahan elected to have the shares of restricted stock converted to 25,000 restricted stock rights. The rights have the same vesting schedule as the shares of restricted stock, and are settled upon vesting solely in shares of our common stock on a one-for-one basis. The restricted stock rights receive dividends based on the number of shares of common stock underlying the rights, but do not have voting rights. On December 31, 2003, Mr. Callahan held an aggregate of 50,000 restricted stock rights, with a fair market value of $770,000 based on a closing price of $15.40 for our common stock on that date. 25,000 of those restricted stock rights are reported in the Long Term Incentive Plan table below due to the performance based vesting provisions for those rights.
(12)	Amount shown reflects the value on the date of grant of 20,000 shares of restricted stock, at a per share value of $10.95, granted on June 23, 2003. The shares vest in equal annual increments over five years, beginning on the first anniversary of the grant date. The shares received dividends and had voting rights. On December 23, 2003, Mr. Wold elected to have the shares of restricted stock converted to 20,000 restricted stock rights. The rights have the same vesting schedule as the shares of restricted stock, and are settled upon vesting solely in shares of our common stock on a one-for-one basis. The restricted stock rights receive dividends based on the number of shares of common stock underlying the rights, but do not have voting rights. On December 31, 2003, Mr. Wold held an aggregate of 40,000 restricted stock rights, with a fair market value of $616,000 based on a closing price of $15.40 for our common stock on that date. 20,000 of those restricted stock rights are reported in the Long Term Incentive Plan table below due to the performance based vesting provisions for those rights.
(13)	Amount shown reflects the value on the date of grant of 7,500 shares of restricted stock, at a per share value of $10.95, granted on June 23, 2003. The shares vest in equal annual increments over five years, beginning on the first anniversary of the grant date. The shares receive dividends and have voting rights. On December 31, 2003, Mr. Escalante held an aggregate of 15,000 shares of restricted stock, with a fair market value of $231,000 based on a closing price of $15.40 for our common stock on that date. 7,500 of those shares of restricted stock are reported in the Long Term Incentive Plan table below due to the performance based vesting provisions for those shares.
(14)	Amount shown reflects the value on the date of grant of 12,500 shares of restricted stock, at a per share value of $10.95, granted on June 23, 2003. The shares vest in equal annual increments over five years, beginning on the first anniversary of the grant date. The shares received dividends and had voting rights. On December 23, 2003, Mr. Tresham elected to have the shares of restricted stock converted to 12,500 restricted stock rights. The rights have the same vesting schedule as the shares of restricted stock, and are settled upon vesting solely in shares of our common stock on a one-for-one basis. The restricted stock rights receive dividends based on the number of shares of common stock underlying the rights, but do not have voting rights. On December 31, 2003, Mr. Tresham held an aggregate of 25,000 restricted stock rights, with a fair market value of $385,000 based on a closing price of $15.40 for our common stock on that date. 12,500 of those restricted stock rights are reported in the Long Term Incentive Plan table below due to the performance based vesting provisions for those rights.
(15)	All Other Compensation for Messrs. Callahan, Wold, Escalante and Tresham consists of amounts contributed by us under our 401(k) plan.

Stock Options

     The following table contains information regarding option grants by us to our named executive officers during the year ended December 31, 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates of
	Securities	Options/SARs	Exercise		Stock Price Appreciation
	Underlying	Granted to	or Base		for Option Term (2)
	Options/SARs	Employees in	Price	Expiration
Name	Granted	Fiscal Year (1)	($/Share)	Date	5% ($)	10% ($)

Peter Munk	—	—	—	—	—	—
Timothy H. Callahan	500,000 (3)	21.8%	$8.61	03/04/2013	$2,707,391	$6,861,061
Casey R. Wold	250,000 (3)	10.9%	$8.61	03/04/2013	$1,353,696	$3,430,531
Michael J. Escalante	130,000 (3)	5.7%	$8.61	03/04/2013	$703,922	$1,783,876
William R. C. Tresham	130,000 (3)	5.7%	$8.61	03/04/2013	$703,922	$1,783,876

(1)	Percentages based on options granted in 2003 exercisable for a total of 2,297,500 shares of our common stock.
(2)	Amounts represent hypothetical gains assuming exercise at the end of the option term and assuming rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. The actual gains, if any, on the stock option exercises will depend on the future performance of our common stock, the optionee’s continued employment through applicable vesting periods and the date on which the options are exercised and the underlying shares are sold. The closing price of our common stock on March 25, 2004, the record date, was $16.99 per share.
(3)	The options vest in three equal annual increments, beginning on March 4, 2004, the first anniversary of the date of grant.

Option Exercises and Year-End Option Values

     There were no option exercises by our named executive officers during the year ended December 31, 2003. The following table provides information about the number and value of options of Trizec held by our named executive officers at December 31, 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired		Options/SARS at		In-the-Money Options/SARS
	on		Fiscal Year End (1)		at Fiscal Year End ($)
	Exercise	Value
Name	(#)	Realize ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter Munk	—	—	—	—	—	—
Timothy H. Callahan	—	—	1,000,000	500,000	$3,465,000	$3,395,000
Casey R. Wold	—	—	768,500	304,000	—	$1,697,500
Michael J. Escalante	—	—	210,750	174,250	$70,088	$906,063
William R. C. Tresham	—	—	187,516	222,075	$101,660	$916,587

(1)	The numbers in the two columns represent options to purchase our shares.

Long Term Incentive Plan Awards

     The following table provides information about awards made to our named executive officers during the year ended December 31, 2003 under our 2002 Long Term Incentive Plan. The amounts shown in the table reflect awards made in 2003 with performance based vesting provisions, and do not include an equal number of awards made in 2003, which are included in the Summary Compensation Table above, that are subject solely to time-based vesting provisions.

LONG TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

	Number of		Performance or
	Shares, Units or		Other Period Until
	Other Rights		Maturation
Name	(#)		or Payout
Peter Munk	—		—
Timothy H. Callahan	25,000	(1)	(5)
Casey R. Wold	20,000	(2)	(5)
Michael J. Escalante	7,500	(3)	(5)
William R. C. Tresham	12,500	(4)	(5)

(1)	Amount shown reflects 25,000 shares of performance based restricted stock, at a per share value of $10.95 on the date of grant, granted on June 23, 2003. The shares received dividends and had voting rights. On December 23, 2003, Mr. Callahan elected to have the shares of restricted stock converted to 25,000 restricted stock rights. The rights have the same vesting schedule as the shares of performance based restricted stock, as described in note 5 below, and are settled upon vesting solely in shares of our common stock on a one-for-one basis. The restricted stock rights receive dividends based on the number of shares of common stock underlying the rights, but do not have voting rights.
(2)	Amount shown reflects 20,000 shares of performance based restricted stock, at a per share value of $10.95 on the date of grant, granted on June 23, 2003. The shares received dividends and had voting rights. On December 23, 2003, Mr. Wold elected to have the shares of restricted stock converted to 20,000 restricted stock rights. The rights have the same vesting schedule as the shares of performance based restricted stock, as described in note 5 below, and are settled upon vesting solely in shares of our common stock on a one-for-one basis. The restricted stock rights receive dividends based on the number of shares of common stock underlying the rights, but do not have voting rights.
(3)	Amount shown reflects 7,500 shares of performance based restricted stock, at a per share value of $10.95 on the date of grant, granted on June 23, 2003. The shares receive dividends and have voting rights.
(4)	Amount shown reflects 12,500 shares of performance based restricted stock, at a per share value of $10.95 on the date of grant, granted on June 23, 2003. The shares received dividends and had voting rights. On December 23, 2003, Mr. Tresham elected to have the shares of restricted stock converted to 12,500 restricted stock rights. The rights have the same vesting schedule as the shares of performance based restricted stock, as described in note 5 below, and are settled upon vesting solely in shares of our common stock on a one-for-one basis. The restricted stock rights receive dividends based on the number of shares of common stock underlying the rights, but do not have voting rights.
(5)	The restricted stock rights, or, in the case of Mr. Escalante, the shares of restricted stock, vest in equal annual increments over five years, beginning on the first anniversary of the grant date, upon the achievement of either of two specified performance goals determined by the Compensation Committee of the board of directors on an annual basis. For the period from June 23, 2003 to June 22, 2004, the two performance goals were: (1) our achievement of a total shareholder return equal to at least 10% for the period, or (2) our achievement of a total shareholder return for the period in an amount that is in the 50th percentile or greater of a pre-determined group of peer companies. “Total shareholder return” is share price appreciation for our common stock for the year including dividend reinvestment. If neither performance goal set for an annual performance period is met in that period, the ratable portion of the award for that period does not vest. To the extent that in any subsequent performance period an annual performance goal is exceeded, and the performance excess is sufficient to make up the deficiency in a prior period (on a cumulative basis beginning with that prior period and ending with the most recently ended performance period), then the portion of the award that did not vest in such prior period will vest at the vesting date immediately following the subsequent performance period. To the extent that in any performance period the performance goals are exceeded, however, the excess performance may not be carried forward to a subsequent period, and may not be used to make up a deficiency in a subsequent performance period. Any portion of the award that remains unvested on June 23, 2008 will be cancelled.

Executive Employment Agreements

   Executive Employment Agreement for Timothy H. Callahan

     Mr. Callahan executed a letter agreement with us dated August 14, 2002, pursuant to which Mr. Callahan serves as a member of the Board and as our President and Chief Executive Officer. The agreement is for a three-year term, subject to automatic one-year extensions unless either party gives notice of non-renewal.

     Under the agreement, Mr. Callahan has agreed to maintain the confidentiality of our confidential and proprietary information. In addition, Mr. Callahan has agreed to not solicit our employees, clients or providers of material services and products for the longer of one year after terminating employment or the end of the period during which he receives severance as described below.

     As compensation for his services, Mr. Callahan receives (i) annual base salary of at least $850,000, (ii) discretionary bonuses as determined by the Board, (iii) fully vested options to purchase one million shares of our common stock under our stock option plan, and (iv) participation in all incentive, retirement, welfare and other benefit plans, programs and arrangements generally available to our other senior executive officers.

     Upon termination of Mr. Callahan’s employment by us without cause, or upon termination of Mr. Callahan’s employment for any reason within one year following a change of control, if Mr. Callahan executes a waiver and release of claims in favor of us, Mr. Callahan is entitled to receive any earned but unpaid bonuses; a pro rata bonus for the year of termination; and, for two years following termination of employment, or through the end of the agreement’s term, if shorter, continuation of base salary, bonus, and participation in health, medical, dental and other welfare plans generally made available to our senior executives.

   Agreement with Casey R. Wold

     Pursuant to Mr. Wold’s engagement letter dated January 15, 1995, if his employment is terminated he will be entitled to a payment equal to one year’s salary and bonus.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Philosophy

     Trizec’s executive compensation program is administered under the direction of the Compensation Committee of our Board of Directors. The current members of the Compensation Committee are L. Jay Cross, Brian Mulroney, Glenn Rufrano and Stephen Volk. None of the members of the Compensation Committee are employees of Trizec and each of them is independent as defined by applicable listing standards of the New York Stock Exchange. The philosophy of our executive compensation program is to:

•	Attract, retain and motivate talented executives critical to our short-term and long-term success;

•	Align the interests of our executive officers with the long-term interests of Trizec’s stockholders;

•	Base executive compensation levels on the overall financial and operational performance of Trizec and the individual contribution of the executive officer; and

•	Position executive compensation levels to be competitive with other similarly situated real estate investment trusts, or REITs.

     The Compensation Committee periodically engages an independent compensation consultant to assist it in developing an executive compensation program that is competitive with Trizec’s peers and consistent with the Committee’s compensation philosophy. The most recent report of the independent consultant was prepared for the Committee for purposes of year-end 2003 and 2004 compensation. This report included a comprehensive survey of the total compensation paid to executive officers employed in various positions within a peer group of companies consisting of approximately 20 office and/or industrial REITs having market capitalizations comparable to Trizec. The consultant’s findings, together with the recommendations of the Compensation Committee and our Chief Executive Officer, formed the basis for the Compensation Committee’s executive compensation program for 2003.

Compensation Committee Procedures

     The Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation plan as a whole, as well as specific compensation levels for each executive officer. Final aggregate compensation determinations for each fiscal year are generally made after the end of the fiscal year, when information regarding Trizec’s financial and operational results for that year are known. At that time, the Compensation Committee determines bonuses, if any, for the past year’s performance, sets base salaries for the current year, and makes awards of equity-based compensation under our 2002 Long Term Incentive Plan. Our Chief Executive Officer, Timothy H. Callahan, makes recommendations to the Compensation Committee with respect to the compensation of our executive officers (excluding Mr. Callahan). In addition to Mr. Callahan’s recommendations, the Compensation Committee bases its decisions on the individual contributions of the executive officers to our organization, the overall performance of our company and the findings and recommendations of the independent consultant to ensure that compensation packages are in line with our peer group. Generally, the Compensation Committee provides total compensation to our executives at a target level around the 75th percentile for executives in comparable positions in our peer group.

Elements of Executive Compensation

     The material elements of the Company’s executive compensation arrangements include base salary, incentive bonus and long term equity incentive awards under the LTIP, as further described below.

   Base Salary

     Base salaries for executive officers are determined on the basis of assigned responsibilities, the level of individual performance and an evaluation of appropriate compensation levels based on comparisons within our peer group. Base salaries for our executive officers for 2003 ranged from $1,000,000, in Mr. Callahan’s case, to $275,000 for one of our other executive officers. Base salaries will be reviewed annually and may be increased by the Compensation Committee, with the recommendation of our Chief Executive Officer, as appropriate, in accordance with certain criteria determined primarily on the basis of the executive’s individual contributions, any changes in responsibilities and changes in the market for comparable executive-level positions. The Compensation Committee does not assign specific weights to any of these criteria.

   Incentive Bonus

     Incentive compensation, in the form of discretionary bonus awards, is structured in a manner that is intended to motivate executive officers by linking bonus awards to company, group and individual performance. Specific company performance measures or goals considered in connection with bonus determinations for fiscal 2003 included total shareholder return, growth in funds from operations, stock dividend goals, increased liquidity goals and balance sheet management, among others. The relative weight of the importance of company performance in relation to group and individual performance was individually assigned to each executive officer. These allocations ranged from an assigned weight of 90% for company performance and 10% for individual performance, in Mr. Callahan’s case, to an allocation of 60%-40% for one of our other executive officers.

     Each executive officer was also assigned a targeted bonus range, expressed as a percentage of the individual’s base salary. These allocations ranged from 50%-175% of base salary, in Mr. Callahan’s case, to 35%-75% of base salary for one of our other executive officers. These bonus ranges were intended to be representative of target awards for comparable executive-level positions in our peer group. Actual awards may be more or less than the targeted ranges, depending on the performance of Trizec, the individual and, in some cases, the individual’s work group.

     Applying the allocations set forth above, the Compensation Committee made determinations following year-end of the final dollar amount of each executive officer’s bonus award for 2003. These bonus awards ranged from $1,450,000, in Mr. Callahan’s case, to $150,000 for one of our other executive officers. The Compensation Committee determined to pay out these bonus awards using a combination of cash and restricted stock rights awarded under our LTIP, referred to herein as “RSRs.” The allocation between cash and RSRs varied for each individual and ranged from 50% cash, 50% RSRs for certain of our executive officers (including Mr. Callahan), and 75% cash, 25% RSRs for our remaining executive officers. At Mr. Callahan’s suggestion, the Compensation Committee determined that 100% of his bonus award would be paid in the form of RSRs, resulting in the award to him of an aggregate of 93,550 RSRs. The RSRs awarded to the executive officers vest in one-third increments on each of the first three anniversaries of the date of grant, as long as the officer remains in the continuous employment of Trizec through the applicable vesting date; provided, however, that the settlement of the RSRs may be deferred beyond these vesting dates in accordance with the provisions of our new Deferred Compensation Plan, which the Board adopted effective as of January 1, 2003.

   Long Term Equity Incentive Awards

     Stock Options. The Compensation Committee granted stock options in March 2003 to our executive officers, largely in recognition of services performed by these officers during 2002 or, in some instances, as incentive compensation granted in connection with new employment. Awards ranged from options to purchase 500,000 shares of common stock, in Mr. Callahan’s case, to options to purchase 25,000 shares, in the case of another executive officer. Stock options were also granted to other employees of the Company in March 2003. All stock options were granted at a price equal to the average of the high and low prices of our common stock on the date of grant and vest over a specified period of time. Accordingly, an employee must remain employed by us for a specified period of time to enjoy the full economic benefit of an award. The Compensation Committee believes that stock options remain a viable component of its executive compensation program, for consideration in future periods.

     Restricted Stock/Restricted Stock Rights. In May 2003, our stockholders approved amendments to our LTIP to broaden the types of awards that may be made under such Plan. Prior to these amendments, the LTIP only provided for the grant of nonqualified stock options. After the amendments, the LTIP continued to permit nonqualified stock option grants, but also permitted grants of incentive stock options, restricted stock awards (either in the form of restricted stock or restricted stock rights), stock appreciation rights, performance awards and other compensation based on shares of our stock. Pursuant to the amended and restated LTIP, during June 2003, the Compensation Committee made awards of restricted stock to select employees, including our executive officers. The Committee felt that the use of restricted stock effectively aligns the interests of our executive officers with those of our stockholders and can serve as a meaningful retention tool when combined with a five-year vesting schedule, as was provided under the terms of these grants. The grants to our executive officers were made largely in recognition of services performed by these offices during 2002, and were based on the Committee’s review of Trizec’s overall performance for the period, as well as the officer’s individual performance and group performance, if applicable.

     In December 2003, we offered certain of our officers to whom we made restricted stock grants the opportunity to convert such grants into RSRs, the settlement of which may be deferred under our Deferred Compensation Plan. Pursuant to the conversion of the restricted stock grants into RSRs, we made awards to our executive officers of RSRs ranging in amounts from 50,000, in Mr. Callahan’s case, to 12,000. The RSRs are settled upon vesting, unless settlement is deferred under the Deferred Compensation Plan, in shares of our common stock on a one-for-one basis. The vesting terms of the RSRs are identical to the vesting terms of the restricted stock grants they replaced. Fifty percent of an award of RSRs to an executive officer is subject to time-based vesting, such that the award vests in equal, annual increments of over five years, provided that the officer remains in the continuous employment of Trizec through the applicable vesting date. The remaining 50% of an executive officer’s award vests in equal, annual increments over five years, based upon the achievement of either of two specified performance goals determined by the Compensation Committee on an annual basis. For the first performance period that runs from June 2003 to June 2004, the two performance goals are: (1) Trizec’s achievement of a total shareholder return equal to at least 10% for the period, or (2) Trizec’s achievement of a total shareholder return for the period in an amount that is in the 50th percentile or greater of a pre-determined group of peer companies. For more information on these RSRs, including the amounts awarded to our named executive officers, please see “Long Term Incentive Plans — Awards in Last Fiscal Year,” above.

     The Compensation Committee believes that the use of RSRs, combined with deferral opportunities under the Deferred Compensation Plan, will (a) align the interests of our executives with the interests of our stockholders through the use of vesting criteria that is based on the performance of our company, (b) serve as an effective retention tool by providing for a five-year vesting schedule, and (c) advance our goal of promoting long-term equity ownership in Trizec by our executive officers. Based upon this philosophy, the Compensation Committee made additional grants of RSRs, with deferral features under the Deferred Compensation Plan, to select employees and officers of Trizec in February 2004, and believes that RSRs will remain an important component of executive compensation in the near future.

     The RSRs awarded to our executive officers in February 2004 ranged from 58,000 RSRs, in Mr. Callahan’s case, to 11,300 RSRs. These RSRs are similar to those granted in December 2003, in that 50% of an award is subject to time-based vesting requirements over five years, and 50% of an award is subject to the company’s achievement of specified performance criteria over five years. These awards were designed to reward our executive officers for their performance in 2003, encourage the officers to remain in our employment over the long term and create a link between the performance of our company and executive compensation.

Compensation of the Chief Executive Officer

     The Compensation Committee determined the compensation of Timothy H. Callahan, our Chief Executive Officer, in accordance with the processes described under the base salary, incentive bonus and long term equity incentive awards components of executive compensation, above. As reflected above, for 2003, Mr. Callahan received a base salary of $1,000,000 and an incentive bonus award in the amount of $1,450,000. At Mr. Callahan’s suggestion, the Compensation Committee determined that the entire bonus amount would be paid in the form of restricted stock rights under our 2002 Long Term Incentive Plan. These RSRs vest in one-third increments on each of the first three anniversaries of the date of grant, as long as Mr. Callahan remains in the continuous employment of Trizec through the applicable vesting dates. Mr. Callahan also received 58,000 RSRs in February 2004, in recognition of services provided during 2003, 50% of which are subject to time-vesting requirements over five years and 50% of which are subject to performance-vesting criteria over five years.

     During 2003, Mr. Callahan also received long term equity incentive awards, largely in recognition of his exemplary performance from the time he joined our company in 2002 to the date such awards were granted. These awards were granted in the form of (a) options to purchase 500,000 shares of common stock, which vest in equal, annual increments over three years, and (b) 50,000 RSRs, 50% of which are subject to time-vesting requirements over five years and 50% of which are subject to performance-vesting criteria over five years, as further discussed above.

     In arriving at Mr. Callahan’s total compensation package for 2003, the Compensation Committee noted, among other things, Trizec’s success in meeting or exceeding most of its financial and operational performance goals for fiscal 2003 and Mr. Callahan’s success in (a) repositioning Trizec’s property portfolio through the disposition of assets that lay outside of our core markets, (b) building the confidence of our stockholder base and investment analyst community and (c) delivering solid financial and operational results for the company. The Compensation Committee believes that Mr. Callahan’s total compensation package for 2003 was both reasonable in relation to the company’s performance for fiscal 2003 and competitive in relation to the total compensation paid to chief executive officers in our peer group.

Limitations on the Deductibility of Execution Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation over $1 million to any named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. The Compensation Committee believes it is in the best interests of us and our stockholders to comply with the limitation of Section 162(m) to the extent possible without limiting our ability to attract, retain and motivate our executive officers. In order to maintain flexibility in compensating executive officers, given the volatile business environment and labor market, the Compensation Committee has not adopted a policy of requiring all executive compensation to be deductible.

Compensation Committee:

The Right Honourable Brian Mulroney, Chair
L. Jay Cross
Glenn J. Rufrano
Stephen R. Volk

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are L. Jay Cross, Brian Mulroney, Glenn J. Rufrano, and Stephen R. Volk. None of these individuals is, or ever was, an employee of Trizec. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 8, 2002, a plan of arrangement implementing a corporate reorganization of TrizecHahn Corporation, our former parent company, became effective. As a result of this reorganization, we became a publicly traded REIT owning primarily the U.S. assets that TrizecHahn Corporation and its subsidiaries owned prior to the reorganization.

     The corporate reorganization was designed to create a U.S. publicly traded REIT while reducing withholding tax liabilities and minimizing the recognition of potential tax liabilities on unrealized appreciation in value that were present in TrizecHahn Corporation’s ownership structure prior to the reorganization. The corporate reorganization was also intended to create economic equivalence between shares of our common stock and Trizec Canada Inc. subordinate voting shares or multiple voting shares.

     Upon implementation of the plan of arrangement, holders of TrizecHahn Corporation’s subordinate voting shares exchanged their shares on a one-for-one basis for one or more of the following securities:

•	shares of our common stock, if they certified that they were qualifying U.S. persons;

•	exchange certificates representing underlying shares of our common stock, which could either be exchanged for common stock by qualifying U.S. persons or sold on the market to qualifying U.S. persons; or

•	Trizec Canada subordinate voting shares.

     As a result of the reorganization, approximately 60% of our common stock is owned primarily by qualifying U.S. persons. The remaining approximately 40% of our common stock is owned indirectly by Trizec Canada through its subsidiaries, with the result that Trizec Canada indirectly holds one share of our common stock for each outstanding Trizec Canada subordinate voting share. In addition, Trizec Canada, indirectly through its subsidiaries, also owns all shares of our Class F convertible stock and special voting stock.

     Outstanding options to purchase subordinate voting shares of TrizecHahn Corporation were cancelled and replaced as part of the corporate reorganization. Under the plan of arrangement, all outstanding stock options of TrizecHahn Corporation were cancelled in exchange for either (1) options to purchase our common stock, (2) warrants to purchase our common stock or (3) options to purchase Trizec Canada subordinate voting shares.

     In the past, we and our subsidiaries have conducted our business activities having regard to the consequences under Canadian tax legislation to TrizecHahn Corporation and its Canadian subsidiaries. We have conducted certain business activities in a manner that would not result in TrizecHahn Corporation and its Canadian subsidiaries being subject to Canadian tax on our business activities in the United States or on distributions made by us. In connection with the corporate reorganization, we entered into a tax cooperation agreement with TrizecHahn Office Properties Ltd., a wholly-owned, Canadian subsidiary of TrizecHahn Corporation, pursuant to which we have agreed to continue to conduct our business activities having regard to the consequences under Canadian tax legislation to TrizecHahn Office Properties Ltd., and related Canadian corporations and Trizec Canada and in a manner that does not result in adverse consequences under Canadian tax legislation to such entities. We believe that this agreement does not result in any material change in the way we conduct our business or any material constraint on our ability to carry on business in the future.

     In connection with the corporate reorganization, we agreed to provide shared services to TrizecHahn and therefore continue to provide certain services to assist TrizecHahn in fulfilling its public disclosure obligations and conducting investor, media and public relations. TrizecHahn agreed to and continues to provide accounting services in conjunction with the corporate reorganization. In 2003, we provided services to TrizecHahn under this arrangement in the amount of approximately $0.4 million, and TrizecHahn provided services to us in the amount of approximately $0.4 million. Both amounts were outstanding at December 31, 2003. In 2003, TrizecHahn also reimbursed us for insurance premiums in the amount of approximately $0.2 million.

     On October 9, 2003, 4172352 Canada, Inc., an affiliate of Trizec Canada, contributed approximately $4.0 million to us in exchange for preferred membership units in one of our subsidiaries, which holds a 91.5% interest in an entity that owned the Hollywood & Highland Hotel prior to its sale in February 2004. The holders of the preferred membership units are entitled to an initial dividend of 8% per annum, increasing to 12% per annum, as well as any unrecovered capital contribution at the time of liquidation.

     In connection with the corporate reorganization, some outstanding TrizecHahn Corporation employee stock options were cancelled under the plan of arrangement and replaced with options to acquire subordinate voting shares of Trizec Canada. For every outstanding option to acquire one Trizec Canada subordinate voting share, Trizec Canada, directly or indirectly, holds one of our warrants entitling Trizec Canada to one share of our common stock at any time prior to the respective warrant’s expiration date. All warrants to purchase our shares have a fixed term that is not contingent on continued service with us as an employee, officer or director. The warrants are freely transferable and fully vested and exercisable. We expect that Trizec Canada will exercise these warrants whenever and to the extent that one or more options to acquire Trizec Canada subordinate voting shares are exercised. Trizec Canada’s anticipated acquisition of one share of our common stock whenever one of its stock options is exercised is intended to maintain economic equivalence between shares of our common stock and Trizec Canada subordinate voting shares.

     Also in connection with the corporate reorganization, we have entered into agreements with Trizec Canada pursuant to which we have agreed to cause one or more registration statements on Form S-11 to be filed with and declared effective by the Securities and Exchange Commission, and to be maintained effective, registering the following offerings of our securities:

•	a primary offering of shares of our common stock to be issued upon the exercise of our warrants;

•	a secondary offering of shares of our common stock that may be disposed of by Trizec Canada in connection with the redemption of its shares;

•	a secondary offering of shares of our common stock that may be sold by Trizec Canada’s Hungarian subsidiary, including in connection with any conversions of our Class F convertible stock; and

•	in connection with a pledge of our common stock pursuant to certain TrizecHahn Corporation credit facilities, a secondary offering of shares of our common stock that may be sold by the pledgee in connection with an exercise on the pledge in the event of default under the credit facilities.

     In October 2003, the registration statements for the first two offerings listed above were converted from Forms S-11 to Forms S-3. The registration statement for the third offering listed above has not yet been filed. In addition, in November 2003, the registration statement for the last offering listed above was withdrawn due to a reduction in the outstanding balances under the credit facilities and amendment of the facilities to eliminate the requirement that we maintain the effectiveness of this registration statement.

STOCK PERFORMANCE GRAPH

     Our common stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended, on February 14, 2002. Our common stock began trading on the New York Stock Exchange on an “as issued” basis on April 24, 2002, and began regular trading on the New York Stock Exchange on May 8, 2002. The price information reflected for our common stock in the following performance graph and accompanying table represents the closing sales prices of our common stock for the period from May 8, 2002 through December 31, 2003 on a quarterly basis. The graph and the accompanying table compare the cumulative total stockholders’ return on our common stock with the index of equity REITs prepared by the National Association of Real Estate Investment Trusts, or NAREIT, and the S&P 500 Composite Stock Index. Equity REITS are defined as those companies which derive more than 75% of their income from investments in real estate assets. The NAREIT equity index includes all tax-qualified REITs listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market. The calculations in the following graph and table assume that $100 was invested on May 8, 2002 in each of our common stock, the NAREIT Index and the S&P 500 Index and also assume dividend reinvestment. The closing sale price of the common stock on the New York Stock Exchange was $16.99 per share on March 25, 2004.

Comparison of Cumulative Total Return
Among Trizec, NAREIT Equity Index and S&P 500 Index1

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our common stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of the copies of such reports received by us and/or on written representations provided by our directors and officers that no report was required, we believe that during the fiscal year ended December 31, 2003, Trizec’s directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

AUDIT COMMITTEE REPORT

     The primary function of the Audit Committee is to assist the board of directors in its oversight and monitoring of our financial reporting and auditing process. On February 9, 2004, our board of directors adopted an updated Audit Committee Charter that sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is filed as Appendix A to this Proxy Statement.

     Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States, and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee. The Audit Committee monitors these processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

     Representatives of PricewaterhouseCoopers LLP, our independent auditors, attended each meeting of the Audit Committee. The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the year ended December 31, 2003 and our unaudited quarterly financial statements for the quarters ended March 31, June 30 and September 30, 2003. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee considered whether the services provided by PricewaterhouseCoopers LLP for the year ended December 31, 2003 are compatible with maintaining their independence. After such review, the Audit Committee determined to engage PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2004.

     Based upon its review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the board of directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Audit Committee:

Richard M. Thomson, Chair
James J. O’Connor
Glenn J. Rufrano
Polyvios C. Vintiadis

PROPOSAL 2 — RATIFICATION OF RE-APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee has re-appointed the firm of PricewaterhouseCoopers LLP to serve as our independent accountants for the year ending December 31, 2004, and has directed that such re-appointment be submitted to our stockholders for ratification at the Annual Meeting. If our stockholders do not ratify the re-appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

     The Audit Committee and the board of directors unanimously recommend that the stockholders vote “FOR” the ratification of the re-appointment of PricewaterhouseCoopers LLP as independent accountants of Trizec.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Non-Audit Fees

     Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP as of or for the fiscal years ended December 31, 2003 and 2002 are set forth below. The aggregate fees included in the Audit category are fees for the fiscal years for the audit of our annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed for those fiscal years as specifically discussed below.

	Fiscal Year 2003	Fiscal Year 2002
	(in thousands)	(in thousands)
Audit Fees	$784,025	$1,126,463
Audit-Related Fees	$697,280	$767,256
Tax Fees	$916,111	$1,727,359
All Other Fees	$-0-	$945,042

Total	$2,397,416	$4,566,120

     Audit Fees for the fiscal years ended December 31, 2003 and 2002 were for professional services rendered for the audits of our annual consolidated financial statements, quarterly review of the financial statements included in our Quarterly Reports on Form 10-Q, consents issued and review of filings with the SEC.

     Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit and are not reported under “Audit Fees”. Audit fees for the fiscal year ended December 31, 2003 consisted of employee benefit plan, escalation, joint venture, and lender audits, internal control review and consultations concerning financial accounting and reporting standards. Audit fees for the fiscal year ended December 31, 2002 consisted of employee benefit plan, escalation, joint venture and lender audits, and consultations concerning acquisitions.

     Tax Fees for the fiscal years ended December 31, 2003 and 2002 consisted of services related to Federal and State tax compliance, including the preparation of tax returns and claims for refund, tax planning and tax advice, including assistance with and representation in tax audits and appeals, advice related to property acquisitions and dispositions, REIT compliance issues and requests for rulings or technical advice from tax authorities.

     All Other Fees for the fiscal year ended December 31, 2002 were for consultations on cost reductions and centralization.

     The Audit Committee of the board of directors has determined that the provision of these services is compatible with the maintenance of the independence of PricewaterhouseCoopers LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

     Beginning in 2003, the Audit Committee pre-approved all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. In July 2003, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by

PricewaterhouseCoopers LLP. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PricewaterhouseCoopers LLP’s independence is not impaired, as well as other factors that the Committee may consider in evaluating whether to retain PricewaterhouseCoopers LLP, including effectiveness and efficiency of service, cost, improvement of the quality of the audit, and the relationship between fees for audit and non-audit services. The policy describes the audit, audit-related, tax and other services that may be provided and the non-audit services that may not be performed.

     Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement. The Audit Committee also pre-approved a specified list of audit-related and tax services, and annually pre-approves a spending limit for each of the listed services. These services may not extend for more than 12 months unless approved by the Audit Committee. Other permissible non-audit services in an amount less than $25,000 are pre-approved under the policy. If the fees for these services are projected to exceed $25,000, they must be specifically pre-approved by the Chair or the full Audit Committee, with written documentation submitted for purposes of the approval. Any increase in fees greater than 10% over the original approved amounts for any type of approved service must be specifically pre-approved by the Chair or the full Audit Committee, with the reason for the increase documented in writing. Any increase of less than 10% is pre-approved under the policy, and must be reported at the next Committee meeting.

     The Chair of the Audit Committee has been delegated the authority to pre-approve fee increases for audit, audit-related and tax services above the amount originally approved, as well as authority to pre-approve other permissible non-audit services, in the event that the full Audit Committee is not available. The Chair must present any such approvals to the Audit Committee at its next meeting. The Audit Committee designated the Vice President, Internal Audit to monitor the performance of services by PricewaterhouseCoopers LLP and compliance with the policy. To ensure compliance with the policy, the Vice President, Internal Audit provides a detailed report to the Audit Committee on a periodic basis outlining current and planned services, all fees incurred year-to-date for services provided, and projected fees for planned services.

PROPOSAL 3 — APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION RELATING TO OUR CAPITAL STRUCTURE

Introduction

     On March 23, 2004, our board of directors unanimously approved amendments to our Fourth Amended and Restated Certificate of Incorporation, as amended, relating to our capital structure. These amendments, if approved by our stockholders, would: (1) authorize the future issuance of up to 50,000,000 shares of preferred stock, par value $.01 per share, and (2) eliminate the Series B convertible preferred stock, par value $1.00 per share, and the Class C convertible preferred stock, par value $1.00 per share, from our capital structure. Our board of directors has determined that these amendments are in our best interests and in the best interests of our stockholders, and has unanimously recommended that our stockholders approve these amendments at the Annual Meeting. The amendments to the certificate of incorporation are discussed in more detail below, and a copy of the proposed amendments is attached to this proxy statement as Appendix B.

Authorization of the Future Issuance of Up to 50,000,000 Shares of Preferred Stock

     Our board of directors has determined that it is advisable for us to amend our certificate of incorporation to authorize the future issuance of up to 50,000,000 shares of preferred stock, par value $.01 per share. Our board of directors will have the power to issue the shares of preferred stock from time to time in one or more classes or series and fix the designations, preferences, conversion rights or other rights, including voting rights, and the qualifications, limitations or restrictions thereof, without further action by our stockholders, except as may be required by applicable law or pursuant to the requirements of any exchange upon which our securities are then trading.

     Our board of directors believes that our ability to issue shares of preferred stock will provide us with maximum flexibility in structuring potential acquisitions, joint ventures and strategic alliances, and may be used in capital raising transactions and for other corporate purposes. Our board also believes that our ability to issue shares of preferred stock will enable us to respond quickly to, and take advantage of, market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders’ meeting to approve a contemplated stock issuance. At this time, we have no specific agreements, commitments or plans for the issuance of shares of preferred stock, although opportunities for issuance could arise at any time.

     The holders of our common stock have no preemptive rights, which means that we may issue the shares of preferred stock without first offering them to the holders of our common stock. It is not possible to determine the actual effect of the designation of a class or series of preferred stock on the rights of the holders of our common stock until our board of directors determines the rights of the holders of such class or series of preferred stock. However, the effects may include, among others:

•	restricting dividends on our common stock,

•	diluting the voting power of our common stock,

•	reducing the market price of our common stock, or

•	impairing the liquidation rights of our common stock.

     We do not view the authorization of the issuance of preferred stock as part of an anti-takeover strategy and we are not advancing it as the result of any known effort by any party to obtain control of us. However, the issuance of shares of preferred stock could, under particular circumstances, render it more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise. For example, in the event of a hostile takeover bid, the board may impede the takeover attempt by issuing shares of preferred stock to purchasers who oppose the bid, thereby increasing the aggregate number of outstanding shares and diluting the interest of parties attempting to obtain control of us.

Elimination of Series B Convertible Preferred Stock and Class C Convertible Preferred Stock

     Our board of directors has also determined that it is advisable for us to amend our certificate of incorporation to eliminate the Series B convertible preferred stock and the Class C convertible preferred stock from our capital structure. Our certificate of incorporation provides for the issuance of up to 1,100,000 shares of Series B convertible preferred stock, par value $1.00 per share, and up to 750,000 shares of Class C convertible preferred stock, par value $1.00 per share.

     Although we had previously issued shares of our Series B convertible preferred stock and Class C convertible preferred stock, all such shares have been converted into shares of our common stock, with the result that no shares of Series B convertible preferred stock or Class C convertible preferred stock are outstanding at this time. Moreover, our board of directors does not intend to issue any shares of Series B convertible preferred stock or Class C convertible preferred stock in the future. Any future issuances of preferred stock would likely be subject to different terms, designations, preferences and rights than those of the Series B and Class C convertible preferred stock, and would therefore be issued out of the newly authorized shares of preferred stock discussed above. In order to simplify our capital structure and reduce the recordkeeping burden associated with maintaining a series of preferred stock for which no shares are currently outstanding and as to which no shares are intended to be issued in the future, our board of directors believes it is in our best interests and in the best interests of our stockholders to amend our certificate of incorporation to eliminate the Series B convertible preferred stock and the Class C convertible preferred stock from our capital structure.

     The board of directors unanimously recommends that the stockholders vote “FOR” the approval of these amendments to our certificate of incorporation relating to our capital structure.

STOCKHOLDERS’ PROPOSALS FOR 2005 ANNUAL MEETING

     Proposals of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, intended to be presented at the 2005 Annual Meeting of Stockholders must be received by us at our executive offices in Chicago, Illinois, on or before December ___, 2004 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting. In accordance with our Bylaws, for business to be properly brought before a meeting, but not included in the proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, a stockholder must submit a proposal, including nominations for the board of directors, not earlier than January   , 2005 and not later than March   , 2005.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     Our board of directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Trizec.

By Order of the Board of Directors.

Peter Munk Chairman of the Board

Chicago, Illinois April ___, 2004

APPENDIX A

TRIZEC PROPERTIES, INC.
AUDIT COMMITTEE
CHARTER

I.	Purpose

The purpose of the Audit Committee is to assist the board of directors (the “Board of Directors”) of Trizec Properties, Inc. (the “Corporation”) in (i) fulfilling its responsibilities to oversee the Corporation’s financial reporting process, including monitoring the integrity of the Corporation’s financial statements and the independence and performance of the Corporation’s internal and external auditors, (ii) fulfilling its responsibilities to oversee the Corporation’s compliance with legal and regulatory requirements, and (iii) monitoring the ownership and transfer of the Corporation’s shares for the purpose of ensuring that the Corporation achieves and preserves its status as a “domestically-controlled REIT.” The Audit Committee shall also be responsible for preparing the report of the audit committee included in the Corporation’s annual proxy statement.

The Audit Committee’s responsibilities are those of monitoring and supervision and, in carrying out its responsibilities, the Audit Committee is not providing any expert or other special assurances as to the Corporation’s financial statements or as to the Corporation’s status as a “domestically-controlled REIT.” The Corporation’s executive management remains responsible for the preparation of the financial statements in accordance with generally accepted accounting principles and the Corporation’s independent auditor remains responsible for auditing those financial statements.

II.	Membership Requirements

The Audit Committee shall be comprised of that number of Directors as the Board of Directors shall determine from time to time, such number not to be less than three (3) in accordance with the Corporation’s by-laws (the “By-Laws”). Each Director shall meet all applicable requirements of the New York Stock Exchange, the SEC and any other applicable laws, rules and regulations with respect to independence, financial literacy, accounting or related financial expertise, as determined by the Board of Directors. Audit Committee Members shall not serve simultaneously on the audit committees of more than two other public companies without approval of the entire Board. The members of the Audit Committee shall be appointed annually by the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors. The Board of Directors, upon recommendation by the members of the Audit Committee, shall appoint the Chairman of the Audit Committee.

III.	Authority

In discharging its oversight responsibilities, the Audit Committee shall have unrestricted access to the Corporation’s management, books and records and the authority to retain outside counsel, accountants or other consultants in the Audit Committee’s sole discretion. The Audit Committee shall also have sole authority to approve the fees and other retention terms of such consultants and to terminate such consultants. The Audit Committee shall also have the authority to create subcommittees with such powers as the Audit Committee shall from time to time confer.

IV.	Audit Committee Compensation

Audit Committee members shall not receive any compensation from the Company other than directors’ fees (including any equity-based awards), which may include amounts paid to directors for service on committees and as chairmen of committees of the Board.

V.	Responsibilities

The following are the general responsibilities of the Audit Committee and are set forth only for its guidance. The Audit Committee may assume such other responsibilities as it deems necessary or appropriate in carrying out its oversight functions.

A.	On at least an annual basis, the Audit Committee shall:

1.	Appoint, and approve the fees and engagement terms for, the independent auditor who shall be accountable to the Board of Directors and the Audit Committee; when circumstances warrant, discharge the independent auditor; and recommend the independent auditor to the Board of Directors for shareholder approval in the proxy statement.

2.	Review a report by the independent auditor describing:

a.	the firm’s internal quality control procedures;

b.	any material issues raised by the most recent quality-control review, peer review or government or professional investigation, within the preceding five years, of the independent auditor’s independent audits, and steps taken to deal with these issues; and

c.	relationships between the independent auditor and the Corporation to assess the independent auditor’s independence.

3.	Determine whether to recommend to the Board of Directors that the Corporation’s financial statements be included in its annual report on Form 10-K for filing with the Securities and Exchange Commission (the “SEC”). To carry out this responsibility, the Audit Committee shall:

a.	review the proposed scope of the annual audit and agree thereon with the independent auditor;

b.	review and discuss the audited financial statements, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditor;

c.	review a report of the independent auditor with respect to:

(1)	all critical accounting policies and practices used;

(2)	all alternative treatments of financial information within GAAP that have been discussed with management as well as the ramifications of these alternatives and the treatment preferred by the audit firm; and

(3)	any other material written communications between the audit firm and management (including the management letter and schedule of unadjusted differences).

d.	discuss with the independent auditor the matters required by Statement on Auditing Standards No. 61;

e.	review and discuss with the independent auditor the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence and, where appropriate, recommend that the Board of Directors take appropriate action in response to the disclosures to satisfy itself of the independence of the Corporation’s independent auditor; and

f.	based upon the reviews and discussions, issue its report for inclusion in the Corporation’s proxy statement.

4.	Review with the independent auditor any audit problems and management’s response to those problems.

5.	Consider whether the provision of services by the independent auditor not related to the audit of the annual financial statement and the review of the interim financial statements included in the Corporation’s reports on Form 10-Q for such year is compatible with maintaining the auditors’ independence.

6.	Establish, and review at least annually, procedures:

a.	for dealing with complaints received by the Corporation regarding accounting, internal accounting controls or audit matters; and

b.	for the confidential anonymous submission by employees of concerns regarding accounting or auditing matters.

7.	Review and reassess the adequacy of this charter of the Audit Committee annually and submit any proposed modifications to the Board of Directors for approval.

8.	Review and evaluate the Audit Committee’s performance annually with the committee or individual designated by the Board of Directors to undertake such review.

B.	On a quarterly basis, the Audit Committee shall:

1.	Review and discuss with management and the independent auditor the Corporation’s interim financial statements, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s quarterly reports to be filed with the SEC.

2.	Review each quarter the report of the committee or individual in charge of internal control system review, with a more detailed review of the internal control report filed with the Form 10-K; and meet with the Chief Executive Officer and Chief Financial Officer each quarter to discuss the report, any deficiencies or material weaknesses in the design or operation of internal controls, and any fraud involving persons with a significant role in the Corporation’s internal controls or disclosure controls.

3.	Review each quarter the report of the Disclosure Controls and Procedures Committee and meet with the Chief Executive Officer and Chief Financial Officer each quarter to discuss the report, any deficiencies or material weaknesses in disclosure controls and procedures, and any fraud involving persons with a significant role in the Corporation’s disclosure controls and procedures. The review should include a discussion of the Corporation’s risk assessment and risk management policies, including discussion of major financial risk exposures and steps management has taken to monitor and control them.

4.	Review the process for the Chief Executive Officer and Chief Financial Officer certifications required by the SEC with respect to the Company’s financial statements.

5.	Discuss, within the committee, earnings releases and financial information and earnings guidance provided to analysts and rating agencies.

6.	Meet privately with the independent auditor and with the head of the Internal Audit Department to review the Corporation’s accounting practices, internal accounting controls and such other matters as the Audit Committee deems appropriate.

C.	From time to time and as necessary, the Audit Committee shall:

1.	Review and approve all audit and non-audit services to be provided by the independent auditor prior to the Corporation’s receipt of such services in accordance with all applicable laws, rules and regulations.

2.	Oversee the functioning of the internal audit review, including its organization, staffing and work plans, and review periodic reports prepared by such organization, with a formal review of the internal audit function at least annually.

3.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures and aggregate contractual obligations on the Company’s financial statements.

4.	Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years, and oversee the rotation of other audit partners, in accordance with all applicable laws, rules and regulations.

5.	Discuss with management and the independent auditor any correspondence between the Company and regulators or governmental agencies and any associated complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Review and approve all related-party transactions in accordance with all applicable laws, rules and regulations.

7.	Set clear hiring policies for employees or former employees of independent auditor, and review such policies at least annually, which policies shall meet the requirements of all applicable laws, rules and regulations.

8.	Review any complaints received by the Corporation regarding accounting, internal accounting controls or audit matters and any submissions by employees of concerns regarding accounting or auditing matters.

9.	Regularly report to the Board of Directors its conclusions with respect to the matters that the Audit Committee has considered.

D.	In addition, in connection with the Corporation’s obligations as a “domestically-controlled REIT,” the Audit Committee shall:

1.	Unless the Board of Directors has already done so, designate an appropriate officer (“Monitor”) who, with the assistance of such personnel as may be appropriate, shall monitor and enforce ownership and transfer limitations and restrictions necessary to ensure that the Corporation achieves and maintains qualification as a “domestically-controlled REIT.”

2.	Review and discuss with the Monitor any matter relating to ownership or transfer of the Corporation’s shares in violation of the Corporation’s Certificate of Incorporation, as may be amended from time to time, or any other matters of which the Monitor is required to inform the Audit Committee in accordance with the Corporation’s Policies and Procedures.

3.	Semi-annually review the performance of the Monitor to ensure that the Monitor diligently performs his or her duties in accordance with the Corporation’s Policies and Procedures and at that time consider whether any changes to the Corporation’s Policies and Procedures may be appropriate.

VI.	Meetings

Subject to the By-Laws and resolutions of the Board of Directors, the Audit Committee shall meet at least four (4) times annually at such times as the Chairman of the Committee shall designate. The Audit Committee shall also meet with management, the internal auditors and the independent auditor in separate executive sessions to discuss matters for which the Audit Committee has responsibility. The Audit Committee shall fix its own rules of procedure, and a majority of the members serving shall constitute a quorum. The Audit Committee shall keep minutes of its meetings and all action taken shall be reported to the Board of Directors.

APPENDIX B

CERTIFICATE OF AMENDMENT
TO
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRIZEC PROPERTIES, INC.

     Trizec Properties, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY THAT:

     FIRST: The name of the corporation is Trizec Properties, Inc. (the “Corporation”). The date of filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 25, 1989 (Delaware File No. 2211569) under the name Trizec (USA) Holdings, Inc. The date of filing of its Fourth Amended and Restated Certificate of Incorporation was February 11, 2002.

     SECOND: The Fourth Amended and Restated Certificate of Incorporation of the Corporation as currently in effect is hereby amended by deleting in its entirety the first paragraph (together with the table included therein) of Article IV and inserting in lieu thereof, the following:

     “The total number of shares of capital stock of all classes that the Corporation shall have the authority to issue is 550,100,100 shares, of which 500,000,000 of such shares are shares of common stock, par value $0.01 per share (the “Common Stock”), 100 of such shares are shares of special voting stock, par value $0.01 per share (the “Special Voting Stock”), 100,000 of such shares are shares of Class F convertible stock, par value $0.01 per share (the “Class F Convertible Stock”), and 50,000,000 of such shares are shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”

     THIRD: The Fourth Amended and Restated Certificate of Incorporation of the Corporation as currently in effect is hereby amended by deleting the first sentence of Section A of Article IV thereof in its entirety, and inserting in lieu thereof the following new sentence:

     “Subject to all of the rights, powers and preferences of the Special Voting Stock, the Class F Convertible Stock and the Preferred Stock, and except as provided by law or this Article IV:”

     FOURTH: The Fourth Amended and Restated Certificate of Incorporation of the Corporation as currently in effect is hereby amended by deleting in its entirety Section D of Article IV and inserting in lieu thereof, the following new Section D:

     “D. PREFERRED STOCK. The Preferred Stock may be issued, from time to time, in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed in this Certificate or in the resolution or resolutions providing for the issue of such class or series of stock, adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed in the DGCL, to authorize the issue of one or more classes or series of Preferred Stock and, with respect to each such class or series, to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series, the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

(a)	the designation of such class or series;

(b)	the number of shares to compose such class or series, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class) increase (but not above the total number of authorized shares of the class or series) or decrease (but not below the number of shares thereof then outstanding);

(c)	the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

(d)	whether the shares of such class or series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(e)	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

(f)	whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any capital stock or any other securities of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(g)	the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

(h)	the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

(i)	the rights of the holders of the shares of such class or series upon the dissolution of, voluntary or involuntary liquidation, winding up or upon the distribution of assets of the Corporation; and

(j)	the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class.”

     FIFTH: The Fourth Amended and Restated Certificate of Incorporation of the Corporation as currently in effect is hereby amended by deleting in its entirety Section E of Article IV and inserting in lieu thereof, the following new Section E:

     “E. INTENTIONALLY OMITTED.”

     SIXTH: On March 23, 2004, the Board of Directors of the Corporation duly approved and adopted resolutions which set forth the foregoing amendments and declared their advisability, and directed that the foregoing amendments be submitted for consideration at the 2004 annual meeting of stockholders of the Corporation.

     SEVENTH: Notice of the 2004 annual meeting of stockholders of the Corporation to, among other things, take action on certain proposals, including the foregoing amendments, was given to each stockholder entitled to vote on the foregoing amendments.

     EIGHTH: The foregoing amendments to the Fourth Amended and Restated Certificate of Incorporation of the Corporation were duly approved by the stockholders of the Corporation at the 2004 annual meeting of stockholders in accordance with the requirements of Section 242 of the DGCL and the Fourth Amended and Restated Certificate of Incorporation of the Corporation.

     NINTH: The undersigned President and Chief Executive Officer hereby acknowledges this Certificate of Amendment to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, the undersigned President and Chief Executive Officer hereby certifies that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed in its name and on its behalf by its Chief Executive Officer as of this ___day of May, 2004.

TRIZEC PROPERTIES, INC.

By:

Name:	Timothy H. Callahan
Title:	President and Chief Executive Officer

Revocable Proxy	COMMON STOCK

Trizec Properties, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2004 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Timothy H. Callahan and Michael C. Colleran, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Trizec Properties, Inc. (“Trizec”) which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of Trizec, to be held at 233 South Wacker Drive, 33rd Floor, Chicago, Illinois, on Thursday, May 20, 2004, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

     This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

(Continued and to be signed on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

...
Δ FOLD AND DETACH HERE Δ

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BELOW-LISTED PROPOSALS.

1.	Elect as directors the ten nominees listed below to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

2.	Ratify the re-appointment of PricewaterhouseCoopers LLP as independent accountants of Trizec for the fiscal year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approve amendments to Trizec’s certificate of incorporation to: (a) authorize the future issuance of up to 50,000,000 shares of preferred stock; and (b) eliminate the Series B convertible preferred stock and Class C convertible preferred stock from Trizec’s capital structure.	FOR ☐	AGAINST ☐	ABSTAIN ☐

01 Peter Munk, 02 Timothy Callahan, 03 L. Jay Cross, 04 Brian Mulroney, 05 James O’Connor, 06 Glenn Rufrano, 07 Richard Thomson, 08 Polyvios Vintiadis, 09 Stephen Volk and 10 Casey Wold	FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof.

	YES	NO
DO YOU PLAN TO ATTEND THE MEETING?	☐	☐

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Dennis Fabro, Senior Vice President, Investor Relations, of Trizec, by executing and delivering to Mr. Fabro a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

Signature	Signature	Date	, 2004

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation of a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

...
Δ FOLD AND DETACH HERE Δ

Revocable Proxy	SPECIAL VOTING STOCK Trizec Properties, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Timothy H. Callahan and Michael C. Colleran, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of special voting stock of Trizec Properties, Inc. (“Trizec”) which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of Trizec, to be held at 233 South Wacker Drive, 33rd Floor, Chicago, Illinois, on Thursday, May 20, 2004, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BELOW-LISTED PROPOSAL

1)	Elect as directors the ten nominees listed below to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified (except as marked to the contrary below):

	☐	FOR ALL NOMINEES listed below (except as marked to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Peter Munk, Timothy Callahan, L. Jay Cross, Brian Mulroney, James O’Connor, Glenn Rufrano, Richard Thomson, Polyvios Vintiadis, Stephen Volk and Casey Wold

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
POSTAGE-PAID ENVELOPE

(Continued, and to be signed and dated, on the reverse side)

(Continued from the other side)

PROXY – SOLICITED BY THE BOARD OF DIRECTORS

     This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” the proposal listed on the reverse side of this proxy card.

     The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Dennis Fabro, Senior Vice President, Investor Relations, of Trizec, by executing and delivering to Mr. Fabro a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person.

Signature

Signature, if shares held jointly

Date:	, 2004

     Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

     Do you plan to attend the Annual Meeting?             ☐   YES           ☐   NO